Exhibit T3C


















                     CAI WIRELESS SYSTEMS, INC., as Issuer

                                      and

                STATE STREET BANK AND TRUST COMPANY, as Trustee



                                   INDENTURE

                        Dated as of October ___, 1998



                                 $212,909,624

                           13% Senior Notes due 2004

          Reconciliation and tie between Trust Indenture Act of 1939
              and Indenture, dated as of [               ], 1998


Trust Indenture                                                Indenture
  ACT SECTION                                                   SECTION
 310(a)(1)                                                       7.11
    (a)(2)                                                       7.11
    (a)(3)                                                       N.A.
    (a)(4)                                                       N.A.
    (a)(5)                                                       7.11
    (b)                                                          7.09; 7.11; 11.02
    (c)                                                          N.A.
 311(a)                                                          7.12
    (b)                                                          7.12
    (c)                                                          N.A.
 312(a)                                                          2.05
    (b)                                                          11.03
    (c)                                                          11.03
 313(a)                                                          7.07
    (b)(1)                                                       N.A.
    (b)(2)                                                       7.07
    (c)                                                          7.07; 11.02
    (d)                                                          7.07
 314(a)                                                          4.07; 11.02
    (b)                                                          N.A.
    (c)(1)                                                       11.04
    (c)(2)                                                       11.04
    (c)(3)                                                       N.A.
    (d)                                                          N.A.
    (e)                                                          11.05
    (f)                                                          N.A.
 315(a)                                                          7.01
    (b)                                                          7.05; 11.02
    (c)                                                           7.01
    (d)                                                           7.01
    (e)                                                           6.11
 316(a) (last
    sentence)                                                     2.09
    (a)(1)(A)                                                     6.05
    (a)(1)(B)                                                     6.04
    (a)(2)                                                        N.A.
    (b)                                                           6.07
    (c)                                                           9.04
 317(a)(1)                                                        6.08
    (a)(2)                                                        6.09
    (b)                                                           2.04
 318(a)                                                           11.01
    (b)                                                           N.A.
    (c)                                                           11.01

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


ARTICLE ONE.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION             1
      1.01.   Definitions                                                         1
      1.02.   Incorporation by Reference of Trust Indenture Act                  16
      1.03.   Rules of Construction                                              16

ARTICLE TWO.  THE SECURITIES                                                     17
      2.01.   Forms and Dating                                                   17
      2.02.   Execution and Authentication                                       17
      2.03.   Registrar and Paying Agent                                         18
      2.04.   Paying Agent to Hold Money in Trust                                18
      2.05.   Securityholder Lists                                               18
      2.06.   Transfer and Exchange                                              19
      2.07.   Replacement Securities                                             19
      2.08.   Outstanding Securities                                             19
      2.09.   Treasury Securities                                                20
      2.10.   Temporary Securities                                               20
      2.11.   Cancellation                                                       20
      2.12.   Defaulted Interest                                                 20
      2.13.   CUSIP Number                                                       20
      2.14.   Deposit of Moneys                                                  21

ARTICLE THREE.  REDEMPTION OF SECURITIES                                         21
      3.01.   Notices to the Trustee                                             21
      3.02.   Selection of Securities To Be Redeemed                             21
      3.03.   Notice of Redemption                                               21
      3.04.   Effect of Notice of Redemption                                     22
      3.05.   Deposit of Redemption Price                                        22
      3.06.   Securities Redeemed or Purchased in Part                           22

ARTICLE FOUR.  COVENANTS                                                         23
      4.01.   Payment of Securities                                              23
      4.02.   Maintenance of Office or Agency                                    23
      4.03.   Corporate Existence                                                23
      4.04.   Payment of Taxes and Other Claims                                  24
      4.05.   Maintenance of Properties; Insurance; Books and Records; Compliance
              with Law                                                           24
      4.06.   Compliance certificate                                             24
      4.07.   SEC Reports                                                        25
      4.08.   Limitation on Incurrence of Additional Indebtedness                25
      4.09.   Limitation on Restricted Payments                                  26
      4.10.   Limitation on Issuance and Sale of Capital Stock of Restricted
              Subsidiaries and Permitted Joint Ventures                          29
      4.11.   Limitations on Liens                                               29
      4.12.   Disposition of Proceeds of Asset Sales                             29
      4.13.   Limitation on Transactions with Affiliates                         32
      4.14.   Limitation on Restricted and Unrestricted Subsidiaries             33
      4.15.   Limitation on Dividend and Other Payment Restrictions
              Affecting Restricted Subsidiaries and Permitted Joint Ventures     34

      4.16.   Intentionally Omitted                                              34
      4.17.   Limitation on Sale and Leaseback Transactions                      34
      4.18.   Limitation on Line of Business                                     35
      4.19.   Waiver of Stay, Extension or Usury Laws                            35

ARTICLE FIVE.  SUCCESSOR CORPORATION                                             35
      5.01.   When Company May Merge, etc.                                       35
      5.02.   Successor Substituted                                              36

ARTICLE SIX.  REMEDIES                                                           37
      6.01.   Events of Default                                                  37
      6.02.   Acceleration                                                       38
      6.03.   Other Remedies                                                     39
      6.04.   Waiver of Past Defaults                                            39
      6.05.   Control by Majority                                                39
      6.06.   Limitation on Suits                                                39
      6.07.   Right of Holders To Receive Payment                                40
      6.08.   Collection Suit by Trustee                                         40
      6.09.   Trustee May File Proofs of Claim                                   40
      6.10.   Priorities                                                         40
      6.11.   Undertaking for Costs                                              41
      6.12.   Restoration of Rights and Remedies                                 41

ARTICLE SEVEN.  TRUSTEE                                                          41
      7.01.   Duties                                                             41
      7.02.   Rights of Trustee                                                  42
      7.03.   Individual Rights of Trustee                                       43
      7.04.   Trustee's Disclaimer                                               43
      7.05.   Notice of Default                                                  43
      7.06.   Money Held in Trust                                                43
      7.07.   Reports by Trustee to Holders                                      43
      7.08.   Compensation and Indemnity                                         44
      7.09.   Replacement of Trustee                                             44
      7.10.   Successor Trustee by Merger, etc.                                  45
      7.11.   Eligibility; Disqualification                                      45
      7.12.   Preferential Collection of Claims Against Company                  45

ARTICLE EIGHT.  SATISFACTION AND DISCHARGE OF INDENTURE                          46
      8.01.   Termination of the Company's Obligations                           46
      8.02.   Legal Defeasance and Covenant Defeasance                           47
      8.03.   Application of Trust Money                                         49
      8.04    Repayment to Company                                               49
      8.05.   Reinstatement                                                      50

ARTICLE NINE.  AMENDMENTS, SUPPLEMENTS AND WAIVERS                               50
      9.01.   Without Consent of Holders                                         50
      9.02.   With Consent of Holders                                            50
      9.03.   Compliance with Trust Indenture Act                                51
      9.04.   Revocation and Effect of Consents                                  51

      9.05.   Notation on or Exchange of Securities                              52
      9.06.   Trustee May Sign Amendments, etc.                                  52

ARTICLE TEN.  [RESERVED]                                                         52

ARTICLE ELEVEN.  MISCELLANEOUS                                                   53
      11.01.  Trust Indenture Act of 1939                                        53
      11.02.  Notices                                                            53
      11.03.  Communication by Holders with Other Holders                        54
      11.04.  Certificate and Opinion as to Conditions Precedent                 54
      11.05.  Statements Required in Certificate or Opinion                      54
      11.06.  Rules by Trustee, Paying Agent, Registrar                          55
      11.07.  Governing Law                                                      55
      11.08.  No Interpretation of Other Agreements                              55
      11.09.  No Recourse Against Others                                         55
      11.10.  Successors                                                         55
      11.11.  Duplicate Originals                                                55
      11.12.  Separability                                                       55
      11.13.  Table of Contents, Headings, etc.                                  55
      11.14.  Benefits of Indenture                                              55
      11.15.  Business Days                                                      56

SIGNATURES

EXHIBIT A Form of Security

INDENTURE, dated as of October __, 1998, between CAI WIRELESS SYSTEMS, INC., a corporation incorporated under the laws of the State of Connecticut (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a national banking association, as trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 13% Senior Notes due 2004 (the "Securities").

                                  ARTICLE ONE
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            1.01. DEFINITIONS.

            "Accreted Value" means, with respect to any Security, as of any date of determination prior to maturity, the sum of (a) $469.68 per $1,000 principal amount at maturity and (b) the portion of the excess of the principal amount of such Security that shall have been accreted thereon through such date over $469.68, such amount to be so accreted on a daily basis at the rate of 13% per annum, compounded semi-annually on each [April __] and [October __] from the Issue Date through the date of determination.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company, any Restricted Subsidiary or a Permitted Joint Venture or assumed in connection with the acquisition of assets from such Person, including any such Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person's becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

            "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Restricted Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not, with respect to the Company, include any Wholly Owned Restricted Subsidiary of the Company.

            "Agent" means any Registrar or Paying Agent of the Securities.

            "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary, (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms), assignment or other transfer or disposition for value (for purposes of this
definition, each, a "disposition") by  the  Company,   a  Restricted
Subsidiary or a Permitted Joint Venture (including, without limitation, pursuant to any Sale and Leaseback Transaction or any merger or consolidation of any Subsidiary of the Company with or into another Person (other than
the  Company  or  any Wholly Owned   Restricted Subsidiary  of  the  Company)
whereby such Subsidiary shall cease to be a Restricted Subsidiary) to any Person of (a) any Capital Stock of any Restricted Subsidiary (other than in
respect   of   directors' qualifying  shares  or investments by foreign
nationals mandated by applicable law)  or  any interest held  by  the
Company in any Permitted Joint Venture; (b) all or substantially all of the properties and assets of any division or line of business of the Company, a Restricted Subsidiary or a Permitted Joint Venture; or (c) any other properties or assets of the Company, a Restricted Subsidiary or a Permitted Joint Venture, other than in the ordinary course of business pursuant to ordinary business terms; PROVIDED, HOWEVER, that for purposes of Section 4.12,
Asset  Sales  shall  not  include:   (i)  a transaction or series  of  related
transactions for which the Company or the applicable Restricted Subsidiary or Permitted Joint Venture receives aggregate consideration of less than $500,000 in any fiscal year; (ii) transactions complying with Section 5.01;
(iii)  any disposition  to  the Company; (iv) any disposition to a Wholly
Owned Restricted Subsidiary or to a  Permitted Joint Venture; PROVIDED,
HOWEVER that such Wholly Owned Restricted Subsidiary or Permitted Joint Venture is not subject to any Payment Restriction; (v) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with
Section 4.11; (vi) any Restricted Payment (or Permitted Investment) permitted by Section 4.09; (vii) any disposition of assets or property in the ordinary course of business and on ordinary business terms to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or the applicable Restricted Subsidiary's or Permitted Joint Venture's business; (viii) if approved by a majority of the members of the Board of Directors, the disposition or other transfer of shares of common stock of CS Wireless held by the Company in the nature of a purchase price or other adjustment for which the Company is obligated pursuant to the terms of the Participation Agreement; and (ix) if approved by a majority of the members of the Board of Directors, the lease or sublease, as applicable, of spectrum rights owned or leased by the Company, a Restricted Subsidiary or a Permitted Joint Venture to any Person (other than to the Company, any of its Restricted Subsidiaries or any Permitted Joint Venture, which dispositions are permitted under clauses (iii) and (iv) above); PROVIDED, HOWEVER, that (A) such lease or sublease provides for lease payments and other conditions which are no less favorable to the Company, such Restricted Subsidiary or Permitted Joint Venture in any material respect than then prevailing market conditions, as evidenced by a resolution of and determined in good faith by the Board of Directors, in the case of the Company and the Restricted Subsidiaries, or other equivalent governing body, in the case of a Permitted Joint Venture, and set forth in an officer's certificate delivered to the Trustee, (B) the consideration received by the Company or such Restricted Subsidiary in respect of such lease or sublease consists of at least 100% cash or Cash Equivalents, and (C) the term of such lease or sublease expires prior to the Stated Maturity.

            "Asset  Sale  Offer"  shall  have  the meaning set forth in Section
4.12.

            "Asset  Sale  Offer Price" shall have  the  meaning  set  forth  in
Section 4.12.

            "Asset Sale Purchase  Date"  shall  have  the  meaning set forth in
Section 4.12.

            "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

            "Bankruptcy Law" means Title 11, United States Code or any similar law for the relief of debtors.

            "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, are authorized or obligated by law, regulation or executive order to close.

            "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and Preferred Stock of such Person, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) certificates of deposit with a maturity of 180 days or less of any financial institution that is organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (d) repurchase agreements and reverse repurchase agreements with a term of not more than seven days relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

            "Closing Price" means on any Trading Day with respect to the per share price of any shares of Capital Stock the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

            "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

            "Company Additional Debt Ratio" means, at any date of determination, the ratio of (a) the aggregate principal amount of additional Indebtedness that shall have been incurred by the Company, the Restricted Subsidiaries and any Permitted Joint Venture pursuant to Section 4.08(a) and is outstanding on such date, to (b) the aggregate amount of cash that shall have been raised by the Company and the Restricted Subsidiaries as of such date in one or more Qualified Transactions.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President, an Executive Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated Net Worth" means, with respect to the Company, at any date, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries and any Permitted Joint Ventures, as determined on a consolidated basis in accordance with GAAP, less any amounts attributable to Disqualified Capital Stock of the Company, and any Preferred Stock of any of its Restricted Subsidiaries or Permitted Joint Ventures (other than to the extent held by the Company or any of its Wholly Owned Restricted Subsidiaries).

            "consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (or its Restricted Subsidiaries, as the case may be) if and to the extent the accounts of such Person and each of its Subsidiaries (or its Restricted Subsidiaries, as the case may be) would normally be consolidated, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

            "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in Hartford, Connecticut.

            "covenant defeasance" has the meaning set forth in Section 8.02.

            "CS Wireless" means CS Wireless Systems, Inc., a Delaware corporation. Notwithstanding anything to the contrary contained in this Indenture, for all purposes of this Indenture, CS Wireless, to the extent that it is a Subsidiary of the Company, shall be deemed to be an Unrestricted Subsidiary.

            "CS Wireless Investment" means that certain Investment of the Company in CS Wireless consisting of, collectively, all of the equity interest in CS Wireless received by the Company as of the Issue Date.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Final Maturity Date.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default" has the meaning set forth in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "fair  market  value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as provided in the TIA, fair market value shall be determined (a) with respect to any Asset Sale involving consideration of less than $5,000,000, by management of the Company and (b) in all other cases (whether or not involving an Asset Sale), by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution; PROVIDED, HOWEVER, that if (i) the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $5,000,000 or (ii) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000, then fair market value shall be determined by a nationally recognized investment banking firm.

            "FCC" means the Federal Communications Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Final Maturity Date" means October [  ], 2004.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

            "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); PROVIDED, HOWEVER, that the term "guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business and (ii) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Restricted Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "incur" shall have the meaning set forth in Section 4.08; and "incurrence" and "incurred" shall have meanings correlative to the foregoing.

            "Indebtedness" means with respect to any Person, without duplication, any liability of such Person or such Person's Restricted Subsidiaries or Permitted Joint Ventures (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) constituting Capitalized Lease Obligations, (d) incurred or assumed as the deferred purchase price of property (including, without limitation, obligations which constitute wireless channel rights obligations as they have been calculated in the financial statements of the Company on the Issue Date), or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (e) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (f) for Indebtedness of others guaranteed by such Person, (g) for Interest Swap Obligations, (h) for the higher of the voluntary liquidation preference, involuntary liquidation preference, fixed redemption price or repurchase price of all Disqualified Capital Stock, (i) the Attributable Value of any lease permitted under Section 4.17, and (j) for Indebtedness of any other Person of the type referred to in clauses (a) through
(i) which is secured by any Lien on any property or asset of such first referred to Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; PROVIDED, HOWEVER, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. The amount of Indebtedness of any
Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

            "Indenture"   means   this   Indenture,  as  amended,  modified  or
supplemented from time to time.

            "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(e) and (f) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

            "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or agreement.

            "Investment" by any Person means any direct or indirect (a) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness) and (c) guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed). Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $5,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors at the time such Investment is made. Notwithstanding the foregoing, the purchase or acquisition of any securities of any other Person to the extent effected with Qualified Capital Stock of the Company shall not be deemed to be an Investment. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Issue Date" means the actual date of original issuance of the Securities.

            "legal  defeasance"  shall  have  the  meaning set forth in Section
8.02.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell, and any filing of or any agreement to give, any security interest).

            "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Final Maturity Date with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company, a Restricted Subsidiary or a Permitted Joint Venture from such Asset Sale (including distributions of Net Cash Proceeds by Restricted Subsidiaries and Permitted Joint Ventures to the Company) net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraisers fees and costs reasonably incurred in preparation of any asset or property for sale), (b) taxes paid or reasonably estimated to be payable as a result of such Asset Sale (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company, the Restricted Subsidiary or the Permitted Joint Venture consummating such Asset Sale),
(c) repayment of Indebtedness secured by assets subject to such Asset Sale, (d) appropriate amounts to be provided by the Company or the applicable Restricted Subsidiary or Permitted Joint Venture as a reserve, in accordance with GAAP against any liabilities associated with such assets and retained by the Company, such Restricted Subsidiary or Permitted Joint Venture after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company, such Restricted Subsidiary or Permitted Joint Venture in connection with any such Asset Sale (but excluding any payments which, by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities) and (e) all distributions and other payments required to be made to minority interests holders in Restricted Subsidiaries or joint ventures (including Permitted Joint Ventures) as a result of such Asset Sale; PROVIDED, HOWEVER, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to provide for indemnification of the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligations shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

            "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

            "Participation Agreement" means that certain agreement dated as of December 15, 1995 by and among the Company, CS Wireless Systems, Inc. and Heartland Wireless Communications, Inc., as amended by Amendment No. 1 to Participation Agreement dated as of February 22, 1996, as such agreement is in effect on the Issue Date.

            "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

            "Payment  Restriction"  shall   have   the  meaning  set  forth  in
Section 4.15.

            "Permitted Business" means the Wireless Broadband Business conducted by the Company and its Restricted Subsidiaries as of the date of the Indenture and any businesses that in the good faith judgment of the Board of Directors are reasonably related thereto.

            "Permitted  Exchange"  shall  have  the   meaning   set   forth  in
Section 4.12.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (a)   the Securities;

            (b) the Indebtedness of the Company under the Senior Secured Facility (and the incurrence by any Restricted Subsidiary of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed $80 million, less any amounts applied to the permanent reduction of such credit facility pursuant to Section 4.12;

            (c)   Indebtedness   of   the   Company  and  Permitted  Subsidiary
      Indebtedness outstanding on the Issue Date less any prepayments or repayments in respect thereof, together with (subject to approval of a majority of the Board of Directors) Indebtedness incurred by the Company in satisfaction of any purchase price or other adjustments arising out of the transactions contemplated by the Participation Agreement;

            (d) Interest Swap Obligations; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness, to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

            (e)   Refinancing Indebtedness;

            (f)   Indebtedness arising from the  honoring  by  a  bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

            (g) Indebtedness of a Wholly Owned Restricted Subsidiary owed to and held by the Company or another Wholly Owned Restricted Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Wholly Owned Restricted
      Subsidiary (other than to the Company or to a Wholly Owned Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Wholly Owned Restricted Subsidiary which is owed Indebtedness of another Wholly Owned Restricted Subsidiary such that it ceases to be a Wholly Owned Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of Section 4.08;

            (h) Indebtedness of the Company owed to and held by a Wholly Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities, except that (i) any transfer of such Indebtedness by a Wholly Owned Restricted Subsidiary (other than to another Wholly Owned Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Wholly Owned Restricted Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of Section 4.08;

            (i) Indebtedness of the Company, any Restricted Subsidiary or Permitted Joint Venture represented by letters of credit for the account of the Company, such Restricted Subsidiary or Permitted Joint Venture, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business pursuant to ordinary business terms; and

            (j) Indebtedness incurred by the Company or any Restricted Subsidiary the proceeds of which are to be used to fund the operation of the Wireless Broadband Business of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness incurred and outstanding pursuant to this clause (j) shall not exceed $5 million in the aggregate at any time outstanding.

            "Permitted Investments" means, without duplication, each of the following:

            (a) Investments by the Company or any Wholly Owned Restricted Subsidiary to acquire the stock or assets of any Person (or Indebtedness of such Person acquired in connection with a transaction in which such Person becomes a Restricted Subsidiary) engaged in the Wireless Broadband Business including related activities and services; PROVIDED, HOWEVER, that the aggregate amount of Investments made and outstanding pursuant to this clause (a) which at the time of determination has been made in entities which are not Wholly Owned Restricted Subsidiaries or Permitted Joint Ventures shall not at any time exceed $15,000,000 and each such Investment must be approved by a majority of the Board of Directors;

            (b) Investments arising as a result of the receipt by the Company or any Restricted Subsidiary of non-cash consideration for an Asset Sale effected in compliance with Section 4.12 (other than pursuant to a Permitted Exchange);

            (c) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Wholly Owned Restricted Subsidiary (whether existing on the Issue Date or created thereafter) or any Person that after such Investment and, as a result thereof, becomes a Wholly Owned Restricted Subsidiary and Investments in the Company by any Subsidiary of the Company;

            (d)   Cash and Cash Equivalents;

            (e) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement;

            (f) Investments by the Company or any Restricted Subsidiary made after the Issue Date in Permitted Joint Ventures; and

            (g) Investments, including the CS Wireless Investment, existing on the Issue Date to the extent and in the manner so existing on the Issue Date.

            "Permitted Joint Venture"  means  any joint venture, partnership or other Person designated by the Board of Directors, (i) at least a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Wholly Owned Restricted Subsidiaries of the Company, (ii) all of whose Indebtedness, if any, is subject to Section 4.08,
(iii) which is engaged in a Permitted Business, and (iv) in which any Investment made as a result of designating such Person a Permitted Joint Venture will not violate the provisions of Section 4.09; PROVIDED, HOWEVER, that if any participation in such Person requires the Company or any Wholly-Owned Restricted Subsidiary to contribute or otherwise transfer to such Person greater than 50% of the spectrum rights then held by the Company or any Wholly-Owned Restricted Subsidiary in any market(s) in which the Permitted Business is to be transacted by such Person, the Board of Directors may designate such Person a "Permitted Joint Venture" only if such Person is a Strategic Partner. Any such designation shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officer=s certificate certifying that such designation complied with the foregoing provisions.

            "Permitted Joint Venture Additional Debt Ratio" means, at any date of determination, the ratio of (a) the aggregate principal amount of additional Indebtedness that shall have been incurred by a Permitted Joint Venture pursuant to Section 4.08(b) and is outstanding on such date, to (b) the aggregate amount of cash that shall have been raised by such Permitted Joint Venture as of such date in one or more Qualified Transactions.

            "Permitted  Liens"  means,  without   duplication,   each   of  the
following:

            (a) Liens in favor of the Trustee in its capacity as trustee for the Holders;

            (b)   Liens existing on the Issue Date as in effect on such date;

            (c) Liens to secure the Indebtedness permitted under clause (b) of Permitted Indebtedness;

            (d) Liens on property of the Company or its Restricted Subsidiaries securing up to either $25,000,000 (in the case of the Company) or $75,000,000 (in the case of the Restricted Subsidiaries) aggregate principal amount of additional Indebtedness (other than Permitted Indebtedness) incurred pursuant to Section 4.08, less the sum of (A) any Indebtedness that is secured by Liens contemplated by clauses
      (f) and (s) below, and (B) any unsecured Indebtedness (other than Permitted Indebtedness) that is incurred by Restricted Subsidiaries pursuant to Section 4.08;

            (e) Liens on property existing on the date of acquisition thereof; PROVIDED, HOWEVER, that such Liens are not incurred as a result of, or in connection with or in anticipation of, such transaction and such Liens relate solely to the property so acquired;

            (f)   Liens  to  secure  additional  Indebtedness  incurred  by the
      Company or a Restricted Subsidiary pursuant to Section 4.08 in the form of purchase money Indebtedness for all or a part of the purchase price of Productive Assets or construction costs of acquired or constructed property which is to be used by the Company or such Restricted Subsidiary exclusively in the Wireless Broadband Business, including related activities and services, after the Issue Date; PROVIDED, HOWEVER, that
      (i) the Indebtedness secured by such Liens shall not exceed $75,000,000 less the sum of (A) any Indebtedness that is secured by Liens contemplated by clause (d) above and clause (s) below, and (B) any unsecured Indebtedness (other than Permitted Indebtedness) that is incurred by Restricted Subsidiaries pursuant to Section 4.08, and (ii) such Liens shall not extend to any other property or assets of the Company or its Restricted Subsidiaries other than the property or assets so acquired;

            (g) Liens on assets of a Permitted Joint Venture to secure additional Indebtedness incurred by such Permitted Joint Venture pursuant to Section 4.08;

            (h) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture;

            (i) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens to the extent not required to be paid under this Indenture;

            (j)   pledges   or   deposits  to  secure  lease   obligations   or
      nondelinquent  obligations  under   workers'  compensation,  unemployment
      insurance or similar legislation (other than ERISA);

            (k)   Liens  to  secure  the  performance   of   public   statutory
      obligations that are not delinquent, performance bonds or other obligations of a like nature (other than for borrowed money), in each case incurred in the ordinary course of business pursuant to ordinary business terms;

            (l) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred in the ordinary course of business pursuant to ordinary business terms not interfering in any material respect with the business of the Company, any Restricted Subsidiary or any Permitted Joint Venture;

            (m) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business pursuant to ordinary business terms;

            (n) judgment and attachment Liens not giving rise to an Event of Default;

            (o) leases or subleases granted to others in the ordinary course of business pursuant to ordinary business terms and consistent with past practice not interfering in any material respect with the business of the Company, any Restricted Subsidiary or any Permitted Joint Venture;

            (p) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company, any Restricted Subsidiary or any Permitted Joint Venture of its obligations under such lease;

            (q) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company, any Restricted Subsidiary or any Permitted Joint Venture is a lessee;

            (r) Liens with respect to Acquired Indebtedness incurred by the Company, the Restricted Subsidiaries or Permitted Joint Ventures in accordance with Section 4.08; PROVIDED, HOWEVER, that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness and were not granted as a result of, in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness and (ii) such Liens do not extend to or cover any property or assets of the Company, any Restricted Subsidiary or any Permitted Joint Venture other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness was incurred and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company;

            (s)   Liens to secure Capitalized Lease Obligations incurred by the
      Company, a Restricted Subsidiary or a Permitted Joint Venture to the extent arising from transactions consummated in compliance with
      Section 4.08 and Section 4.17; PROVIDED, HOWEVER, that (i) such Liens do not extend to or cover any property or assets of the Company, any Restricted Subsidiary or any Permitted Joint Venture, other than the property or assets subject to such Capitalized Lease Obligation, and
      (ii), in the case of the Company and its Restricted Subsidiaries, the Indebtedness that is secured by such Liens shall not exceed $75,000,000 less the sum of (A) any Indebtedness that is secured by Liens contemplated by clauses (d) and (f) above, and (B) any unsecured Indebtedness (other than Permitted Indebtedness) that is incurred by Restricted Subsidiaries pursuant to Section 4.08; and

            (s) subject to the provisions concerning Refinancing Indebtedness, and without increasing the amount of Indebtedness permitted to be secured hereunder, any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; PROVIDED, HOWEVER, that to the extent any such clause limits the amount secured or the asset subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amount secured thereby beyond the assets or amounts set forth in such clauses.

            "Permitted Subsidiary Indebtedness" means, collectively, (i) Indebtedness of Philadelphia Choice Television, Inc. evidenced by a promissory note with an aggregate remaining principal balance of $9,303.48, and (ii) Indebtedness of Washington Choice Television, Inc. evidenced by a promissory note with an aggregate remaining principal balance of $28,657.67.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Philadelphia MDU Operation" means the assets relating to the provision of video programming to certain multi-dwelling units located in and around the Philadelphia, PA market.

            "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

            "Productive Assets" means assets of a kind used or usable by the Company, the Restricted Subsidiaries and Permitted Joint Ventures in wireless broadband businesses or businesses reasonably related thereto.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Transaction" means the sale of Qualified Capital Stock of the Company by the Company, of a Restricted Subsidiary by such Restricted Subsidiary (with the result that it becomes a Permitted Joint Venture), or of an interest in a Permitted Joint Venture by such Permitted Joint Venture, to any Person for cash.

            "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

            "refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part; "refinanced" and "refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any refinancing of Indebtedness of the Company, any Restricted Subsidiary or any Permitted Joint Venture incurred in accordance with Section 4.08 (other than pursuant to clauses (d), (e), (f),
(g), (h), (i) and (j) of the definition of Permitted Indebtedness); PROVIDED, HOWEVER, that such Indebtedness so incurred to refinance such other Indebtedness (the "Existing Indebtedness") (a) is not in an aggregate principal amount as of the date of the consummation of such proposed refinancing in excess of (or if such Indebtedness being incurred to refinance the Existing Indebtedness is issued with original issue discount, at an original issue price not in excess of) the sum of (i) the aggregate principal amount outstanding of the Existing Indebtedness (provided that (A) if such Existing Indebtedness was issued with original issue discount, in excess of the accreted amount of such Existing Indebtedness (as determined in accordance with GAAP) as of the date of such proposed refinancing, (B) if such Existing Indebtedness was incurred pursuant to a revolving credit facility or any other agreement providing a commitment for subsequent borrowings, with a maximum commitment under the agreement governing the Indebtedness proposed to be incurred not in excess of the maximum commitment amount under such Existing Indebtedness and (C) any amount of such Existing Indebtedness owned or held by the Company, any of its Wholly Owned Restricted Subsidiaries or any Permitted Joint Venture shall not be deemed to be outstanding for the purposes hereof) as of the date of such proposed refinancing, PLUS (ii) the amount of any premium required to be paid under the terms of the instrument governing such Existing Indebtedness, PLUS
(iii) the amount of reasonable expenses incurred by the Company, a Restricted Subsidiary or a Permitted Joint Venture in connection with such refinancing and
(b) does not have (i) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Existing Indebtedness or (ii) a final maturity earlier than the final maturity of the Existing Indebtedness;
PROVIDED, FURTHER, HOWEVER, that (x) if such Existing Indebtedness is subordinate or pari passu to the Securities, then such Indebtedness proposed to be incurred to refinance the Existing Indebtedness shall be subordinate or pari passu to the Securities at least to the same extent and in the same manner as the Existing Indebtedness and (y) such Indebtedness proposed to be incurred to refinance the Existing Indebtedness is not incurred more than three months prior to the complete retirement or defeasance of the Existing Indebtedness with the proceeds thereof.

            "Registrar" has the meaning set forth in Section 2.03.

            "Restricted  Payment"  shall have the meaning set forth in  Section
4.09.

            "Restricted Subsidiary" means any Subsidiary of the Company which, as of the determination date, is not an Unrestricted Subsidiary.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company, a Restricted Subsidiary or a Permitted Joint Venture of any property, whether owned by the Company, any Restricted Subsidiary or a Permitted Joint Venture at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company, such Restricted Subsidiary or such Permitted Joint Venture to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Senior Secured Facility" means the financing agreement to be entered into on or prior to the Confirmation Date by the Company, the lenders named therein, and the agent named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such facility may be amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

            "S&P" means Standard & Poor's Corporation, and its successors.

            "Strategic Partner" means (i) any Person engaged in the telecommunications business (including, without limitation, Wireless Broadband Business) which, both as of the Trading Day immediately before the day of determination and the Trading Day immediately after the day of determination, has a Total Market Capitalization of at least $500 million (or, in the case of a private company, a fair market equivalent value, as determined by a nationally recognized investment bank), and (ii) any Person which is majority owned and controlled by any Person or Persons referred to in clause (i) of this definition. In calculating Total Market Capitalization for the purpose of clause (i) of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the date of determination, will be calculated after giving effect to the transactions to occur on such date of determination (including any Indebtedness incurred in connection with any sale of Capital Stock to such Person) and the Closing Price of the Common Stock of such Person, solely when calculated as of the Trading Day immediately after the day of determination, will be deemed to be the Closing Price of such Common Stock on such succeeding Trading Day, subject to the last sentence of the definition of ATotal Market Capitalization.@ For purposes of this definition, the date of determination shall be the date on which any transaction which requires a determination of whether a Person is a Strategic Partner under this Indenture shall have been consummated.

            "Subsidiary," with respect to any Person, means (a) any corporation of which at least a majority of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the outstanding Voting Stock is at the time, directly or indirectly, owned by such Person.

            "Surviving  Entity"  shall  have  the  meaning set forth in Section
5.01.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issue Date (other than with respect to Section 9.03); PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

            "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Partner"), the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a Board Resolution.

            "Trading Day" means with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

            "Trust Officer" means any officer in the Corporate Trustee Administration Department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

            "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the Board of Directors in accordance with Section 4.14.

            "U.S. Government Securities" means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

            "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other equivalent governing body of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount or liquidation preference of such Indebtedness or Preferred Stock into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding Capital Stock (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person. Unless otherwise indicated, references to "Wholly Owned Restricted Subsidiaries" shall mean Wholly Owned Restricted Subsidiaries of the Company.

            "Wireless Broadband Business" means transmitting and receiving video, voice or data primarily through wireless broadband transmission facilities, alone or in conjunction with satellite transmission services, utilizing wireless channels for any commercial purpose permitted by the FCC and other activities directly related thereto.

            1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (unless expressly excluded herefrom). The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC;

            "INDENTURE SECURITIES" means the Securities;

            "INDENTURE SECURITY HOLDER" means a Securityholder or Holder;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE  TRUSTEE"  or "INSTITUTIONAL TRUSTEE" means the Trustee;
and

            "OBLIGOR" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            1.03. RULES OF CONSTRUCTION.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a)   a term has the meaning assigned to it;

            (b) words in the singular include the plural, and words in the plural include the singular;

            (c)   "or" is not exclusive;

            (d)   provisions apply to successive events and transactions;

            (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (g) all references to $ or dollars shall refer to the lawful currency of the United States of America.


                                  ARTICLE TWO
                                THE SECURITIES


            2.01. FORMS AND DATING.

            The Securities and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. The Securities shall be issuable only in registered form without coupons.


            The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the form of the Securities, annexed hereto as EXHIBIT A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            2.02. EXECUTION AND AUTHENTICATION.

            Two Officers  shall execute the Securities on behalf of the Company
by  either  manual  or  facsimile  signature.   The  Company's  seal  shall  be
impressed, affixed, imprinted or reproduced on the Securities.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue in an aggregate principal amount at maturity not to exceed $212,909,624 upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate Accreted value at maturity of Securities outstanding at any time may not exceed $212,909,624, except as provided in Section 2.07.

            With the prior written approval  of  the  Company,  the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

            2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for payment of principal and interest, if any , (the "Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent or agent for service of notices and demands. The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.08.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

            2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Accreted Value of and interest, if any, on, the Securities (whether such money has been distributed to it by the Company or any other obligor on the Securities), and the Company (or any other obligor on the Securities) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any default in the payment of the Accreted Value of and interest, if any, on the Securities, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Securities) shall have no further liability for the money so paid over to the Trustee.

            2.05. SECURITYHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ' 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

            2.06. TRANSFER AND EXCHANGE.

            When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.07, 2.10, 3.06, 4.12 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (a) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(b) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

            2.07. REPLACEMENT SECURITIES.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

            In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable within one year, the Company in its discretion may, subject to compliance with the foregoing conditions, instead of issuing a new Security, pay such Security.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            2.08. OUTSTANDING SECURITIES.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

            If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the Accreted Value and interest, if any, due on the Securities and payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

            2.09. TREASURY SECURITIES.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

            2.10. TEMPORARY SECURITIES.

            Until  definitive Securities are prepared and ready  for  delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

            2.11. CANCELLATION.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

            2.12. DEFAULTED INTEREST.

            If the Company defaults on a payment of the Accreted Value of any Securities that become due prior to the Final Maturity Date or on the payment of the Accreted Value of the Securities on the Final Maturity Date, it shall pay interest from time to time on demand, plus (to the extent permitted by law) interest on any overdue amounts of such interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of such interest, if any, to be paid.

            2.13. CUSIP NUMBER.

            The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

            2.14. DEPOSIT OF MONEYS.

            On or before each Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Maturity Date in a timely manner which permits the Paying Agent to remit payment to the Holders on such Maturity Date.


                                 ARTICLE THREE
                           REDEMPTION OF SECURITIES


            3.01. NOTICES TO THE TRUSTEE.

            If the Company elects to redeem Securities pursuant to Paragraph 2(a) of the Securities, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

            The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Securities, of any redemption at least 45 days before the Redemption Date.

            3.02. SELECTION OF SECURITIES TO BE REDEEMED.

            If less than all the Securities are to be redeemed at any time, the particular Securities or portions thereof to be redeemed shall be selected from the outstanding Securities not previously called for redemption pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate. In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount at maturity of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Securities (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. No Securities with a principal amount at maturity of $1,000 or less shall be redeemed in part.

            The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Accreted Value of such Security which has been or is to be redeemed.

            3.03. NOTICE OF REDEMPTION.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security register maintained by the Registrar.

            All notices of redemption shall identify the Securities to be redeemed and shall state:

            (a)   the Redemption Date;

            (b)   the Accreted Value to be paid;

            (c) that, unless the Company defaults in making the redemption payment, Securities called for redemption cease to accrete in value on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Accreted Value upon surrender to the Paying Agent of the Securities redeemed;

            (d) if any Security is to be redeemed in part, the portion of the Accreted Value (equal to $1,000 principal amount at maturity or any integral multiple thereof) of such Security to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

            (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

            (f) the CUSIP number, if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

            (g) the paragraph of the Securities pursuant to which the Securities are being redeemed.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Accreted Value. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Accreted Value on the Redemption Date.

            3.05. DEPOSIT OF REDEMPTION PRICE.

            On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Accreted Value of all the Securities or portions thereof which are to be redeemed on that date.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Accreted Value, the Securities to be redeemed will cease to accrete in value on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Accreted Value shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

            3.06. SECURITIES REDEEMED OR PURCHASED IN PART.

            Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal amount of maturity of the Security so surrendered that is not redeemed.


                                 ARTICLE FOUR
                                   COVENANTS


            4.01. PAYMENT OF SECURITIES.

            The Company shall pay, or cause to be paid, the Accreted Value of and interest, if any, on the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of the Accreted Value or interest, if any, shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay such amount in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

            The Company shall pay interest from time to time on demand on the Accreted Value of any Securities that is not paid when due and, to the extent lawful, interest on overdue amounts of such interest, at the rate and in the manner provided in the Securities.

            4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of the Trustee located at [ADDRESS] in the Borough of Manhattan, City of New York [ZIP CODE], as such office of the Company in accordance with this Section 4.02.

            4.03. CORPORATE EXISTENCE.

            Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of the Restricted Subsidiaries and any Permitted Joint Ventures to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of the Restricted Subsidiaries and any Permitted Joint Ventures; PROVIDED, HOWEVER, that neither the Company nor any of the Restricted Subsidiaries or any Permitted Joint Venture shall be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that (a) the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries and any Permitted Joint Ventures taken as a whole and
(b) the loss thereof is not materially adverse to either the Company and the Restricted Subsidiaries or any Permitted Joint Venture taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

            4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of the Restricted Subsidiaries or any Permitted Joint Venture or upon the income, profits or property of the Company or any of the Restricted Subsidiaries or any Permitted Joint Venture, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary or any Permitted Joint Venture; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and which stay the forfeiture of any property or assets of the Company and the Restricted Subsidiaries or any Permitted Joint Venture and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

            4.05. MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

            (a) The Company shall, and shall cause each of the Restricted Subsidiaries and any Permitted Joint Ventures to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; PROVIDED, HOWEVER, that nothing in this Section 4.05(a) shall prevent the Company or any of the Restricted Subsidiaries or any Permitted Joint Venture from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors or such Restricted Subsidiary or Permitted Joint Venture, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and the Restricted Subsidiaries and any Permitted Joint Ventures taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

            (b) The Company shall, and shall cause each of the Restricted Subsidiaries and any Permitted Joint Ventures to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

            (c) The Company shall, and shall cause each of the Restricted Subsidiaries and any Permitted Joint Ventures to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Restricted Subsidiary and Permitted Joint Venture and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and the Restricted Subsidiaries and any Permitted Joint Ventures taken as a whole.

            (d) The Company shall and shall cause each of the Restricted Subsidiaries and any Permitted Joint Ventures to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and the Restricted Subsidiaries and any Permitted Joint Ventures taken as a whole.

            4.06. COMPLIANCE CERTIFICATE.

            (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any default in the performance by the Company of its obligations under this Indenture. The Company shall also notify the Trustee within 10 days of any event which is, or after notice or lapse of time or both would become, an Event of Default under this Indenture. The certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver within 90 days after the end of the Company's fiscal year a certificate to the Trustee from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

            (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters.

            4.07. SEC REPORTS.

            The  Company  shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide to the Trustee such annual and interim reports on Forms 10-K and 10-Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations. The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee and the holders within the periods of time referred to in the preceding sentence. The Company also shall comply with the other provisions of TIA ' 314(a). In addition, the Company shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Company's shareholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar.

            4.08. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary or Permitted Joint Venture to, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, for (collectively "incur") any Indebtedness other than Permitted Indebtedness (it being expressly understood that no Restricted Subsidiary may incur (pursuant to a guarantee or assumption thereof) any Permitted Indebtedness which has been incurred by the Company) or issue any Disqualified Capital Stock. Notwithstanding the foregoing limitations, the Company, its Restricted Subsidiaries and any Permitted Joint Ventures may incur additional Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock from and after the date as of which the aggregate amount of cash raised by the Company and/or the Restricted Subsidiaries in one or more Qualified Transactions equals or exceeds $25 million, if after giving PRO FORMA effect to the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, the Company Additional Debt Ratio would not exceed
2.00 to 1, PROVIDED, HOWEVER, that in no event may the aggregate principal amount of such additional Indebtedness that is permitted under this clause (a)
(i) exceed $150,000,000 less the aggregate principal amount of additional Indebtedness that is outstanding from time to time under clause (b), and (ii) that is incurred by Restricted Subsidiaries and/or is secured by Liens pursuant to clauses (d), (f) and (s) of the definition of "Permitted Liens", exceed $75,000,000.

            (b) The Company shall not permit any Permitted Joint Venture to incur any Indebtedness other than Permitted Indebtedness (it being expressly understood that no Permitted Joint Venture may incur (pursuant to a guaranty or assumption thereof) any Permitted Indebtedness which has been incurred by the Company or a Restricted Subsidiary) or issue any Disqualified Capital Stock. Notwithstanding the foregoing limitations, a Permitted Joint Venture may incur additional Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock from and after the date as of which the aggregate amount of cash raised by such Permitted Joint Venture in one or more Qualified Transactions equals or exceeds $25,000,000, if after giving PRO FORMA effect to the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, the Permitted Joint Venture Additional Debt Ratio would not exceed 2.00 to 1, PROVIDED, HOWEVER, that in no event may the aggregate principal amount of such additional Indebtedness that is permitted under this clause (b) exceed $150,000,000 less the aggregate principal amount of additional Indebtedness that may be outstanding from time to time under clause (a).

            (c) Any Indebtedness of an entity existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary shall be deemed to be incurred as of the date such entity becomes a Restricted Subsidiary or the date of such merger.

            4.09. LIMITATION ON RESTRICTED PAYMENTS.

            The Company shall not, and shall not permit any Restricted Subsidiary or Permitted Joint Venture to, directly or indirectly:

            (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or payable by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary or, in the case of a Permitted Joint Venture, payable to the Company, its Wholly Owned Restricted Subsidiaries and any other joint venture partner(s) in proportion to their respective interests in the Permitted Joint Venture) on shares of Capital Stock of the Company or any Restricted Subsidiary or Permitted Joint Venture;

            (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or Permitted Joint Venture or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than (i) the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) to the extent that such Capital Stock or warrants, rights or options are owned by the Company or any Wholly Owned Restricted Subsidiary or Permitted Joint Venture;

            (c) make any principal payment on, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate or junior in right of payment to the Securities (other than any such Indebtedness owing to the Company or any Wholly Owned Restricted Subsidiary or Permitted Joint Venture); or

            (d) make any Investment (other than any Permitted Investments) after the Issue Date.

(each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment") if at the time of such Restricted Payment or immediately after giving effect thereto (i) a Default or an Event of Default under this Indenture shall have occurred and be continuing or would result therefrom, (ii) the Company, the Restricted Subsidiaries or Permitted Joint Ventures are not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.08, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors in good faith) exceeds or would exceed the sum of:

            (A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding any net proceeds from any public offering of any Qualified Capital Stock or any issuance or sale of Capital Stock pursuant to a Qualified Transaction and excluding (i) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company or of any Restricted Subsidiary and (ii) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (x) borrowed from the Company or from any Restricted Subsidiary or Permitted Joint Venture, unless and until and to the extent such borrowing is repaid, or
      (y) contributed, extended, guaranteed or advanced by the Company or by any Restricted Subsidiary or Permitted Joint Venture (including, without limitation, in respect of any employee stock ownership or benefit plan)), PLUS

            (B) without duplication of any amounts included in the immediately preceding subclause (A), 100% of the aggregate net proceeds (determined pursuant to the penultimate paragraph of this Section 4.09) received by the Company from the issuance and sale (other than to any Restricted Subsidiary) of any Qualified Capital Stock of the Company upon the conversion of, or in exchange for, any Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness outstanding immediately after the Issue Date), PLUS

            (C)   an  amount  equal  to the net  reduction  in  Investments  in
      Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances in cash, or other transfers of cash, in each case to the Company or to any Wholly Owned Restricted Subsidiary from
      Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.14), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under this Indenture, PLUS

            (D)   without  duplication  of  the immediately preceding subclause
      (C), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment.

            Notwithstanding the foregoing, these provisions do not prohibit:

            (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; or

            (2) other than out of the proceeds of a Qualified Transaction, the acquisition of Capital Stock of the Company or any Restricted Subsidiary or warrants, options or other rights to acquire such Capital Stock through the application of the net proceeds of any capital contribution (other than from a Restricted Subsidiary or Permitted Joint Venture) or a substantially concurrent sale for cash (other than to a Restricted Subsidiary or Permitted Joint Venture) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; or

            (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or for Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities, is not in an aggregate principal amount in excess of (or if such Indebtedness is issued with original issue discount, at an original issue price not in excess of) the aggregate principal amount of the Indebtedness being acquired (or if such acquired Indebtedness was issued with original issue discount, in excess of the accreted amount of such Indebtedness (as determined in accordance with GAAP)) and has a Weighted Average Life to Maturity and final maturity no less than that of the Indebtedness being exchanged or (ii) other than out of the proceeds of a Qualified Transaction, through the application of the net proceeds of any capital contribution or a substantially concurrent sale for cash (other than to or from a Restricted Subsidiary or Permitted Joint Venture) of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent and in the manner that the Indebtedness being acquired is subordinated to the Securities, is not in an aggregate principal amount in excess of (or if such Indebtedness is issued with original issue discount, at an original issue price not in excess of) the aggregate principal amount of the Indebtedness being acquired (or if such acquired Indebtedness was issued with original issue discount, in excess of the accreted amount of such Indebtedness (as determined in accordance with GAAP)) and has a Weighted Average Life to Maturity and final maturity no less than that of the Indebtedness being refinanced; or

            (4) with the approval of a majority of the Board of Directors, the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Restricted Subsidiary for consideration which, when added to all loans made pursuant to clause (5) below of this paragraph during the same fiscal year and then outstanding (determined as provided in clause (5) below) does not exceed $250,000 in the aggregate in any fiscal year; or

            (5) with the approval of a majority of the Board of Directors, the making of loans and advances to employees of the Company or any Restricted Subsidiary in an aggregate amount at any time outstanding (including as outstanding any such loan or advance written off or forgiven) which, when added to the aggregate consideration paid pursuant to clause (4) of this paragraph during the same fiscal year, does not exceed $250,000 in any fiscal year; or

            (6) with the approval of a majority of the Board of Directors, the making of any payment in the nature of a purchase price or other adjustment for which the Company is obligated pursuant to the terms of the Participation Agreement;

PROVIDED, HOWEVER, that in the case of the immediately preceding  clauses  (2),
(3), (4) and (5), and in the case of Investments permitted under clauses (a) and (f) of the definition of "Permitted Investment", no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a result thereof.

            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2),
(3) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company), (4) and (5) of the immediately preceding paragraph shall be included in such calculation.

            For  purposes  of  calculating  the  net  proceeds  received by the
Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary, such amount will be deemed to be an amount equal to the difference of (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Indebtedness  on  the  date  of  such  conversion or exchange and
(ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, MINUS (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company, such amount will be deemed to be an amount equal to the difference of (A) the additional cash consideration, if any, received by the Company upon such exercise, MINUS (B) all expenses incurred in connection with such issuance or sale.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculation may be based on the Company's latest financial statements.


            4.10. Limitation on Issuance and Sale of Capital Stock of
                  RESTRICTED SUBSIDIARIES AND PERMITTED JOINT VENTURES.

            The Company (a) shall not permit any Restricted Subsidiary or Permitted Joint Venture to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) shall not, and shall not permit any Restricted Subsidiary or Permitted Joint Venture to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or Permitted Joint Venture to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); PROVIDED, HOWEVER, that this Section
4.10 will not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of hereof, (ii) the sale or other disposition of a portion of the issued and outstanding Capital Stock of an existing Wholly Owned Restricted Subsidiary if as a result of such sale or disposition, such Wholly Owned Restricted Subsidiary becomes a Permitted Joint Venture, (iii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law, or (iv) with respect to a Permitted Joint Venture, the sale or other disposition of any Capital Stock so long as the Permitted Joint Venture remains a Permitted Joint Venture as defined herein.

            The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock.

            4.11. LIMITATION ON LIENS.

            The Company shall not, and shall not permit any Restricted Subsidiary or Permitted Joint Venture to, directly or indirectly, create, incur, assume or suffer to exist any Liens upon any of their respective property or assets or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, whether owned on the date of this Indenture or thereafter acquired, unless (a) in the case of Liens securing Indebtedness subordinate to the Securities, the Securities are secured by a valid, perfected Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Securities are equally and ratably secured; PROVIDED, HOWEVER, that the foregoing shall not prohibit or restrict, and the Company need not equally and ratably secure the Securities as a result of, Permitted Liens.

            4.12. DISPOSITION OF PROCEEDS OF ASSET SALES.

            The  Company  shall  not,  and  shall  not  permit  any  Restricted
Subsidiary or Permitted Joint Venture to, directly or indirectly, consummate any Asset Sale unless:

            (a) the Company or the applicable Restricted Subsidiary or Permitted Joint Venture, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

            (b) at least 80% of such consideration received by the Company, the Restricted Subsidiary or Permitted Joint Venture, as the case may be, from such Asset Sale is cash or Cash Equivalents (other than in the case where the Company, a Restricted Subsidiary or a Permitted Joint Venture is exchanging all or substantially all of the assets of one or more geographic service areas operated by the Company, such Restricted Subsidiary or a Permitted Joint Venture (including by way of the transfer of Capital Stock) for all or substantially all the assets (including by way of the transfer of Capital Stock) constituting one or more geographic service areas operated by another Person (each, a "Permitted Exchange"), in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition; and

            (c) upon the consummation of an Asset Sale (other than any Permitted Exchange), the Company applies, or causes such Restricted Subsidiary or Permitted Joint Venture to apply, or enters into, or causes such Restricted Subsidiary or Permitted Joint Venture to enter into, a binding commitment to apply, any Net Cash Proceeds within 180 days of receipt thereof (it being understood that any binding commitment to so apply must be consummated within 240 days of such receipt) either (i) to reinvest in Productive Assets, or (ii) to repay or prepay permanently Indebtedness (other than non-recourse Indebtedness) of any Restricted Subsidiary or Permitted Joint Venture (which repayment or prepayment shall be accompanied by a permanent reduction of the commitment to lend the amount so repaid or prepaid in the case of any revolving credit facility), or (iii) to repay or prepay permanently any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to Section 4.11 (which repayment or prepayment shall be accompanied by a permanent reduction of the commitment to lend the amount so repaid or prepaid in the case of any revolving credit facility), or (iv) to the extent not applied pursuant to the immediately preceding clauses (i),
      (ii) or (iii), pro rata (based on the aggregate Accreted Value at maturity of the Securities and, if required by the terms thereof, such other Indebtedness then outstanding) to (A) if required by the terms thereof, the repayment or prepayment of any Indebtedness of the Company (other than the Securities, and any Indebtedness subordinated to the Securities) that is at the time redeemable or prepayable (and is so redeemed or prepaid) and (B) to purchase Securities tendered to the Company for purchase at a price equal to 100% of the Accreted Value thereof on the date of repurchase, plus unpaid interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (an "Asset Sale Offer"); PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary or Permitted Joint Venture, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this clause (C); PROVIDED, FURTHER, HOWEVER, that the Company may defer making an Asset Sale Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equal or exceed $5,000,000; and PROVIDED, FURTHER, HOWEVER that the Net Cash Proceeds received by the Company or a Restricted Subsidiary in connection with the sale of the Philadelphia MDU Operation shall not be required to be applied in accordance with this clause (c).

            Each notice of an Asset Sale Offer shall be mailed, by first class mail, by the Company to all Holders of Securities as shown on the applicable register of holders of Securities, with a copy to the Trustee and the Paying Agent (such copy to be accompanied by an Officers' Certificate stating that all conditions precedent contained herein to such Asset Sale Offer have been complied with). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

            (i)   that  the Asset Sale Offer is being  made  pursuant  to  this
      Section 4.12;

            (ii) the purchase date, which shall be not less than 30 days nor more than 45 days from the date such notice is mailed (the "Asset Sale Purchase Date"), except as otherwise required by law;

            (iii) the amount of Net Cash Proceeds available to repurchase Securities and the purchase price per $1,000 principal amount at maturity;

            (iv) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

            (v) that, unless the Company shall default in the payment of the Net Cash Proceeds, any Security or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrete in value after the Asset Sale Purchase Date;

            (vi) that Holders electing to have Securities purchased in whole or in part in integral multiples of $1,000 in principal amount at maturity, pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

            (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Securities the Holder delivered for purchase, the Security certificate number and a statement that such Holder is withdrawing its election to have such Securities or portions thereof purchased;

            (viii) that if the Accreted Value of Securities properly tendered by Holders exceeds Net Cash Proceeds available to repurchase Securities in the Asset Sale Offer, the Company shall repurchase Securities on a pro rata basis (based upon the aggregate Accreted Value of Securities tendered by each Holder, using the procedures set forth in Section 3.02);

            (ix) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered;

            (x) the instructions that Holders must follow in order to tender their Securities; and

            (xi) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to PRO FORMA historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

Portions of Securities tendered for purchase shall be in principal amount at maturity equal to $1,000 or integral multiples thereof.

            On the Asset Sale Purchase Date, the Company shall (A) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (B) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (C) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date.

            To the extent that the Accreted Value of Securities tendered pursuant to an Asset Sale Offer is less than the amount of Net Cash Proceeds available therefor, the Company may use any remaining portion of such available Net Cash Proceeds not required to fund the repurchase of tendered Securities for any purposes otherwise permitted by this Indenture. Upon consummation of any Asset Sale Offer, the amount of Net Cash Proceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this
Section 4.12 and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

            The Company shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to an Asset Sale Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Asset Sale Offer by virtue thereof.

            4.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            The Company shall not, and shall not permit any Restricted Subsidiary or Permitted Joint Venture to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with or for the benefit of any of its Affiliates (an "Affiliate Transaction") other than any Affiliate Transaction or Affiliate Transactions that are on terms that are fair and reasonable to the Company and no less favorable to the Company than those that might reasonably have been obtained at such time in a comparable transaction by the Company on an arm's-length basis from a Person that is not an Affiliate; PROVIDED, HOWEVER, that such determination shall be made in good faith by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors; PROVIDED, FURTHER, HOWEVER, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors shall have received, prior to the consummation thereof, an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company, such Restricted Subsidiary or Permitted Joint Venture.

            The foregoing provisions shall not prohibit or restrict (a) transactions between the Company and a Wholly Owned Restricted Subsidiary or among Wholly Owned Restricted Subsidiaries, (b) Restricted Payments and Permitted Investments made in accordance with Section 4.09, (c) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company and the payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities, to the extent permitted by law, (d) any employment or option agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business that is approved by the Compensation Committee of the Board of Directors, (e) Affiliate Transactions in existence, or for which rights or agreements are in existence, on the Issue Date, in each case as in effect on the Issue Date; PROVIDED, HOWEVER, that no additional payments shall be made with respect thereto without the approval of a majority of the members of the Board of Directors and a majority of the disinterested members of the Board of Director, (f) channel leases and options with Affiliates entered into after the Issue Date provided such leases are no less beneficial to the Company or the applicable Subsidiary than any such leases in effect on the Issue Date, and are approved by a majority of the Board of Directors, (g) amendments to or renewals of the agreements and leases referred to in clause
(f) of this sentence; PROVIDED, HOWEVER, that any such amendments or renewals are no less beneficial to the Company or applicable Restricted Subsidiary than the agreement or lease being amended or renewed and are approved by a majority of the Board of Directors and (h) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and shareholders of the Company.

            4.14. LIMITATION ON RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

            The Board of Directors may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that
(a) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of
Section 4.08; and (b) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted (i) if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08, and (ii) unless the Indebtedness of such redesignated Subsidiary is assumed by the Company such that such Subsidiary is no longer the obligor thereunder. The Board of Directors also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (A) such designation is at that time permitted under Section 4.09 and (B) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

            For  purposes  of  the  covenant  described in Section 4.09, (A) an
"Investment"  shall be deemed to have been made  at  the  time  any  Restricted
Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (B) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the lesser of (I) the amount of Investments made since the Issue Date in any Unrestricted Subsidiary that becomes a Restricted Subsidiary after the date of such Investment and (II) the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary since the Issue Date (in each case (I) and (II) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (III) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

            Notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (x) the Company or any other Restricted Subsidiary
(1) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary, (y) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (z) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

            Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this covenant, all Subsidiaries of a Restricted Subsidiary will be Restricted Subsidiaries and all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries. The Board of Directors may not change the designation of a Subsidiary of the Company more than twice in any period of five years.

            4.15. Limitation on Dividend and Other Payment Restrictions
                  AFFECTING RESTRICTED SUBSIDIARIES AND PERMITTED JOINT
                  VENTURES.

            The  Company  shall  not,  and  shall  not  permit  any  Restricted
Subsidiary or Permitted Joint Venture to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary or Permitted Joint Venture to: (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary or Permitted Joint Venture, (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary or Permitted Joint Venture, or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary or Permitted Joint Venture (each of the foregoing restrictions, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Indenture, (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction was not incurred in connection with, as a result of, or in anticipation of the incurrence of such Indebtedness and is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) agreements existing on the Issue Date and agreements governing additional Indebtedness that may be incurred under Section 4.08, as such agreements are from time to time in effect; PROVIDED, HOWEVER, that any amendments or modifications of such agreements which affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company, a Restricted Subsidiary or a Permitted Joint Venture in any material respect, as determined in good faith by the Board of Directors, than the provisions as in effect before giving effect to the respective amendment or modification, (vi) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement described in clause (iv) or (v) of this
Section 4.15; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (iv) or (v) of this Section 4.15, (vii) Liens permitted under this Indenture to the extent that such Liens restrict the transfer of the asset or assets subject thereto, and (viii) with respect to clause (d) above, purchase money obligations for property acquired in the ordinary course of business pursuant to ordinary business terms.

            4.16. INTENTIONALLY OMITTED.

            4.17. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

            The Company shall not, and shall not permit any Restricted Subsidiary or Permitted Joint Venture to, directly or indirectly, enter into any Sale and Leaseback Transaction, except that the Company or any Restricted Subsidiary or Permitted Joint Venture may enter into a Sale and Leaseback Transaction if (a) immediately prior thereto, and after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the Attributable Value thereof) the Company, such Restricted Subsidiary or Permitted Joint Venture could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08 and (b) the Sale and Leaseback Transaction constitutes an Asset Sale effected in accordance with the requirements of Section 4.12.

            4.18. LIMITATION ON LINE OF BUSINESS.

            For so long as any Securities are outstanding, the Company shall, and shall cause any Restricted Subsidiary and Permitted Joint Venture to, engage solely in (a) the Permitted Business, and (b) evaluating, participating or pursuing any other activity or opportunity that is related to the Permitted Business (including pursuant to acquisitions of entities or divisions or lines of business of entities in the foregoing business).

            4.19. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Accreted Value of, the principal of, or interest, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE FIVE
                             SUCCESSOR CORPORATION


            5.01. WHEN COMPANY MAY MERGE, ETC.

            The Company shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons (other than a Permitted Joint Venture), and the Company shall not permit any Restricted Subsidiary or Permitted Joint Venture to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and the Restricted Subsidiaries and Permitted Joint Ventures, taken as a whole, to any other Person or Persons (other than a Permitted Joint Venture), unless at the time of and after giving effect thereto
(a) either (i) if the transaction or series of transactions is a merger or consolidation involving the Company or a Restricted Subsidiary or a Permitted Joint Venture, the Company or such Restricted Subsidiary or Permitted Joint Venture shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which the Company or a Restricted Subsidiary or a Permitted Joint Venture is merged or to which the properties and assets of the Company or such Restricted Subsidiary or Permitted Joint Venture, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (including, with respect to the Restricted Subsidiaries, by merger or consolidation) (any such surviving Person or Persons of such merger or consolidation or to whom such sale, assignment, conveyance, lease or other disposition has been made being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and, in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company, such Restricted Subsidiary or Permitted Joint Venture or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; PROVIDED, HOWEVER, that any Restricted Subsidiary may merge or consolidate with the Company if (A) the Company is the surviving Person of such merger or consolidation and (B) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

            In connection with any transaction contemplated by this Section 5.01, the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture comply with this Indenture.

            For the purposes of the foregoing and of Section 5.02, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries or Permitted Joint Ventures, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            For all purposes of this Indenture and the Securities (including the provisions of this Section 5.01 and Section 5.02 and the covenants described in Sections 4.08, 4.11 and 4.14), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described in Section 4.14 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.
            5.02. SUCCESSOR SUBSTITUTED.

            Upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE SIX
                                   REMEDIES

            6.01. EVENTS OF DEFAULT.

            An "Event of Default" means any of the following events:

            (a) the failure to pay the principal or Accreted Value of any Security when such principal or Accreted Value becomes due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

            (b) a default in the observance or performance of any other covenant or agreement contained in the Securities or this Indenture (other than Defaults specified in clause (a) above) and such Default continues for a period of 60 days after the Company receives written notice thereof from the Trustee specifying the default and stating that such notice is a "Notice of Default" hereunder or the Company and the Trustee receive such notice from Holders of at least 25% in aggregate principal amount of the outstanding Securities;

            (c) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or Permitted Joint Venture (or the payment of which is guaranteed by the Company or any Restricted Subsidiary or Permitted Joint Venture), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay when due principal on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

            (d) one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) being rendered against the Company or any Restricted Subsidiary or Permitted Joint Venture and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (e)   the  Company  or  any  Subsidiary of the Company or Permitted
      Joint Venture pursuant to or under or within the meaning of any Bankruptcy Law:

(i)  commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

            (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Subsidiary or Permitted Joint Venture of the Company in an involuntary case or proceeding,

                  (ii) appoints a Custodian of the Company, any Subsidiary or Permitted Joint Venture of the Company for all or substantially all of its properties, or

                  (iii) orders the liquidation of the Company, any Subsidiary or Permitted Joint Venture of the Company,

      and in each case the order or decree remains unstayed and in effect for 60 days; or

            (g) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Restricted Subsidiary or Permitted Joint Venture shall foreclose upon assets of the Company or any Restricted Subsidiary or Permitted Joint Venture having an aggregate fair market value, individually or in the aggregate, of at least $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

            6.02. ACCELERATION.

            Upon the happening of any Event of Default (other than as specified in Section 6.01(e) or (f) with respect to the Company), the Trustee, by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, in each case specifying the respective Event of Default and that it is a "notice of acceleration", may declare the Accreted Value of all of the Securities to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall become immediately due and payable, notwithstanding anything contained in the Securities or this Indenture to the contrary. If an Event of Default specified in Section 6.01(e) or (f) with respect to the Company occurs and is continuing, then such amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

            At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, but before a judgment or decree of money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount at maturity of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
(ii) interest, if any, at the rate of 15% per annum that has accrued on the Accreted Value of all Securities from the date of such declaration to the date of such payment or deposit with the Trustee, (iii) the Accreted Value of any Securities which have become due otherwise than by such declaration of acceleration, and (iv) to the extent that payment of such interest is lawful, interest, if any, at the rate of 15% per annum that has accrued on the Accreted Value of any Securities which have become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, and interest, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

            No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

            6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the Accreted Value of, or interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            6.04. WAIVER OF PAST DEFAULTS.

            Prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in principal amount of the Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This paragraph of this Section 6.04 shall be in lieu of ' 316(a)(1)(B) of the TIA and such ' 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

            6.05. CONTROL BY MAJORITY.

            The Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction
(a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; PROVIDED, FURTHER, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. This
Section  6.05  shall  be  in  lieu  of Section 316(a)(1)(A) of the TIA, and such
Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

            6.06. LIMITATION ON SUITS.

            No Holder of any Securities shall have any right to institute any proceeding with respect to this Indenture or the Securities or any remedy hereunder unless such Holder has previously given written notice to the Trustee of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Securities and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Securities.

            The foregoing limitations shall not apply to a suit instituted by a Holder of a Security for the enforcement of the payment of the Accreted Value of, or interest, if any, on such Security on or after the respective due dates expressed or provided for in such Security.

            A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

            6.07. RIGHT OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the Accreted Value of, and interest, if any, on such Security, on or after the respective due dates expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

            6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in clause (a) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Securities, for the whole amount of the Accreted Value of, and interest, if any, remaining unpaid, together with interest on overdue Accreted Value and, to the extent that payment of such interest is lawful, interest on overdue amounts of such interest, in each case at the rate per annum provided for by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiaries of the Company or any Permitted Joint Venture (or any obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
            6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

            First:  to the Trustee for amounts due under Section 7.08;

            Second: to Holders for interest, if any, on overdue Accreted Value of the Securities, and, to the extent that payment of such interest is lawful, interest on overdue amounts of such interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for such interest;

            Third:    to  Holders  for  the  Accreted  Value  owing  under  the
      Securities,  ratably,   without  preference  or  priority  of  any  kind,
      according to the amounts due and payable on the Securities for such Accreted Value; and

            Fourth:  the balance, if any, to the Company.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Security holders pursuant to this Section 6.10.

            6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount at maturity of the outstanding Securities.

            6.12. RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                 ARTICLE SEVEN
                                    TRUSTEE

            7.01. DUTIES.

            (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it under this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b)   Except during the continuance of an Event of Default,

                  (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (i)   this paragraph  does  not limit the effect of paragraph
      (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e)   Every provision of this  Indenture that in any way relates to
the  Trustee  is  subject  to  paragraphs  (a),  (b),   (c)  and  (d)  of  this
Section 7.01.

            7.02. RIGHTS OF TRUSTEE.

            Subject to Section 7.01 hereof and the provisions of TIA Section
315:

            (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

            (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (h) The Trustee shall not be charged with knowledge of any Default or Event of Default unless (i) a Trust Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof pursuant to Section 11.02 from the Company or any Holder.

            7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA '' 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

            7.04. TRUSTEE'S DISCLAIMER.

            The  Trustee  makes  no  representations  as  to  the  validity  or sufficiency of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

            7.05. NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; PROVIDED, HOWEVER, that, except in the case of a Default or an Event of Default in the payment of the Accreted Value of, principal of, or interest, if any, on any Security, or a failure to comply with Sections 4.12 or 5.01, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the
Holders.   This Section 7.05 shall be in lieu of the proviso to Section 315(b)
of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

            7.06. MONEY HELD IN TRUST.

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

            7.07. REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange.

            7.08. COMPENSATION AND INDEMNITY.

            The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay the Accreted Value of, principal of, or interest, if any, on particular Securities.

            Without limiting any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(e) or (f), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

            7.09. REPLACEMENT OF TRUSTEE.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

            (a)   the Trustee fails to comply with Section 7.11;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount at maturity of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.11, any Holder permitted to do so by the TIA may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

            7.10. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

            7.11. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with TIA Section 310(b) (subject to the penultimate paragraph thereof) and the Company shall comply with TIA Section 310.

            7.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.


                                 ARTICLE EIGHT
                    SATISFACTION AND DISCHARGE OF INDENTURE

            8.01. TERMINATION OF THE COMPANY'S OBLIGATIONS.

            The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay the Accreted Value of, and interest, if any, on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said Accreted Value and interest, if any, with respect to the Securities;

            (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the  Securities  are  no longer outstanding pursuant to the last  paragraph  of
Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 shall survive.

            After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

            8.02. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

            (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the Accreted Value of, and interest, if any, on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.07 (except to the extent required to be complied with by the TIA) through 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
      (A) cash, in United States dollars, in an amount or (B) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay the Accreted Value of, and interest, if any, on the outstanding Securities not later than one day before the due date of any payment, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee to pay and discharge the Accreted Value of, and interest, if any, on the outstanding Securities on the Final Maturity Date or on an earlier redemption date in accordance with the terms of this Indenture and of such Securities; PROVIDED, HOWEVER, that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; PROVIDED, FURTHER, that if the Securities are to be redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of the Company, under arrangements satisfactory to the Trustee;

                  (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(e) or
      (f) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

                  (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (vii)   in the case of an election under either paragraph (b)
      or (c) above, an Opinion of Counsel to the effect that, (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; PROVIDED, HOWEVER, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following:
      (I) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (II) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (III) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (II); and

                  (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that
      (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and
      (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

            (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of the Accreted Value of, and interest, if any, on the Securities, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

            8.03. APPLICATION OF TRUST MONEY.

            The   Trustee   shall  hold  in  trust  money  or  U.S.  Government
Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the Accreted Value of, and interest, if any, on the Securities.

            8.04. REPAYMENT TO COMPANY.

            Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of the Accreted Value of, and interest, if any, on the Securities that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            8.05. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; PROVIDED, HOWEVER, that if the Company has made any payment of the Accreted Value of, or interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

            9.01. WITHOUT CONSENT OF HOLDERS.

            The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Holder:

            (a)   to cure any ambiguity, defect or inconsistency;

            (b)   to comply with Article Five;

            (c) to provide for uncertificated Securities in addition to certificated Securities;

            (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

            (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

            Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder or under the Securities. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (e) of this Section 9.01 does not adversely affect the rights of any Holder.

            9.02. WITH CONSENT OF HOLDERS.

            Subject to Section 6.04, the Company, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) reduce the percentage in outstanding aggregate principal amount at maturity of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

            (b) reduce the rate or change the time for payment of interest on the Accreted Value of any Security after the same shall have become due and payable;

            (c) reduce the principal amount at maturity (or rate of accretion) of, or extend the fixed maturity of any Security, or change the date on which any Security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (d) waive a default in the payment of the Accreted Value of, or interest, if any, on, or redemption or an offer to purchase required hereunder with respect to, any Security;

            (e) make the Accreted Value of, or interest, if any, on any Security payable in money other than that stated in the Security;

            (f)   modify this Section 9.02 or Section 6.04 or Section 6.07;

            (g) subordinate in right of payment, or otherwise subordinate, the Securities to any other Indebtedness or obligation of the Company; or

            (h) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

            9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every  amendment  of  or   supplement  to  this  Indenture  or  the
Securities shall comply with the TIA as then in effect.

            9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under ' 316(b) of the TIA.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses
(a) through (h) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

            9.05. NOTATION ON OR EXCHANGE OF SECURITIES.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

            9.06. TRUSTEE MAY SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                                  ARTICLE TEN
                                  [RESERVED]



                                ARTICLE ELEVEN
                                 MISCELLANEOUS

            11.01. TRUST INDENTURE ACT OF 1939.

            This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

            If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            The provisions of Sections 310 through 317 of the TIA that impose duties on any person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            11.02. NOTICES.

            Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

            If to the Company to:

            CAI Wireless Systems, Inc.
            18 Corporate Woods Blvd., Third Floor
            Albany, New York  12211
            Attention:  Chief Financial Officer

            With a copy to:

            Day, Berry & Howard LLP
            One Canterbury Green
            Stamford, Connecticut  06901
            Attention:  Sabino Rodriguez III, Esq.


            If to the Trustee to:

            STATE STREET BANK AND TRUST COMPANY
            _________________________________
            _________________________________
            ATTENTION:  CORPORATE TRUSTEE ADMINISTRATION DEPARTMENT

            The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c)313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee. Any notice or communication shall also be mailed to any other persons described in TIA Section 313(c) to the extent and in the manner required by the TIA.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligor, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

            11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, such obligor shall furnish to the
Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            11.07. GOVERNING LAW.

            The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

            11.08. NO INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan
or debt agreement  of  the  Company  or  any  of  its  Subsidiaries.   Any such
indenture, loan or debt agreement may not be used to interpret this Indenture.

            11.09. NO RECOURSE AGAINST OTHERS.

            A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

            11.10. SUCCESSORS.

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            11.11. DUPLICATE ORIGINALS.

            The parties may sign any number of copies of this Indenture.   Each
signed copy shall be an original, but all such executed copies together represent the same agreement.

            11.12. SEPARABILITY.

            In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            11.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            11.14. BENEFITS OF INDENTURE.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            11.15. BUSINESS DAYS.

            If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    CAI WIRELESS SYSTEMS, INC.


                                    By:
                                          Name:
                                          Title:

Attest: _________________________
       Name:
       Title:


[Seal]


                                    [STATE STREET BANK AND TRUST COMPANY],
                                          as Trustee


                                    By:
                                          Name:
                                          Title:

Attest: _________________________
       Name:
       Title:

[Seal]

                                                                     EXHIBIT A


                              [FORM OF SECURITY]


      [FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS
SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE "ISSUE PRICE" IS $[469.68];
(2) THE "STATED REDEMPTION PRICE AT MATURITY" IS $[1,000.00]; (3) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT (THE EXCESS OF THE "STATED REDEMPTION PRICE AT MATURITY" OVER THE "ISSUE PRICE") IS $[530.32]; (4) THE ISSUE DATE IS
October [   ],  1998;  AND  (5)  THE YIELD TO MATURITY (COMPOUNDED SEMI-
ANNUALLY) IS [13]%.]


                          CAI WIRELESS SYSTEMS, INC.

                           13% SENIOR NOTE DUE 2004


No. __________                                                     $__________


            CAI WIRELESS SYSTEMS, INC., a corporation incorporated under the laws of the State of Connecticut (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______________ or registered assigns, the Accreted Value (as defined below) of _______________
Dollars on October [   ], 2004, at the office or agency of the Company
referred to below.  This Security shall accrete in value from the date of issue
to October [   ], 2004, at a rate of 13% per annum, compounded semi-
annually (the "Accreted Value"). Cash interest on this Security shall neither accrue nor be payable prior to maturity. The Company shall pay interest on the Accreted Value in the event this Security becomes due prior to maturity and on the Accreted Value after final maturity and, to the extent lawful, interest on any overdue amounts of such interest, from time to time on demand, at the rate of 15% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

            The interest, if any, so payable will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business [ON THE DATE OF EACH SUCH DEMAND.]

            Payment of the Accreted Value of, and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    CAI WIRELESS SYSTEMS, INC.



                                    By:
                                        Name:
                                        Title:



                                    By:
                                        Name:
                                        Title:


                                       [SEAL]




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


 This is one of the Securities referred to in the within-mentioned Indenture.


                                    [STATE STREET BANK AND TRUST COMPANY],
                                               as Trustee


                                    By:
                                        Authorized Officer

Dated:             ,

                             (Reverse of Security)

                          CAI WIRELESS SYSTEMS, INC.

                           13% SENIOR NOTE DUE 2004



            1. INDENTURE. CAI Wireless Systems, Inc., a Connecticut corporation (the "Company"), issued the Securities (as defined below) under an
Indenture, dated as of October [   ], 1998 (the "Indenture"), between
the Company and [State Street Bank and Trust Company], a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture). This Security is one of a duly authorized issue of Securities of the Company designated as its 13% Senior Notes due 2004 (the "Securities"). The Securities are limited (except as otherwise provided in the Indenture) in aggregate principal amount at maturity to
$212,909,624. Reference is hereby made to the Indenture and all indentures supplemental thereto, for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            2.    REDEMPTION.

            (a) OPTIONAL REDEMPTION. The Securities are subject to redemption, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the Accreted Value.

            (b) PARTIAL REDEMPTION. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            3. OFFERS TO PURCHASE. Sections 4.12 of the Indenture provides that following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

            4. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the Accreted Value of all of the outstanding Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            5. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company under this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

6. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            7. DENOMINATIONS, TRANSFER AND EXCHANGE. The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable only in denominations of $1,000 or any integral multiple thereof (or such total lesser principal amount as may be outstanding in the aggregate), for an aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            8. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            9. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                      OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 4.12 of the Indenture, check the box below:

            I wish to have this Security purchased [  ]

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount:

           $__________

Date:______________            Your Signature:____________________________

                                                (Sign exactly as your name
                                                appears on the other side
                                                of this Security)

Signature Guarantee:___________________

The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

1)    The Securities Transfer Agents Medallion Program;

2)    The NYSE Medallion Signature Program; and

3)    The Stock Exchanges Medallion Program.

                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to




(Insert assignee's social security or tax ID number)








(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




Date: _____________     Your signature:____________________________________
                                       (Sign exactly as your name appears on
                                        the other side of this Security)


Signature Guarantee: ____________________________________________________
                  The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

                  1)    The Securities Transfer Agents Medallion Program;

                  2)    The NYSE Medallion Signature Program; and

                  3)    The Stock Exchanges Medallion Program.